EXHIBIT 10.1

CAREER EDUCATION CORPORATION

Management Annual Bonus Plan

1. Purpose. Career Education Corporation (the “Company”) has introduced the Management Annual Bonus Plan (the “Plan”) to: (1) develop a high quality organization by attracting, retaining and rewarding key management employees, and (2) motivate key management employees to perform to the best of their abilities and achieve or exceed the Company’s academic, compliance, financial and other objectives.

2. Definitions. As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

“Administrator” means a committee consisting of the Company’s President/CEO, the EVP/Chief Financial Officer, the Sr. VP and General Counsel and the Sr. VP of Organizational Effectiveness and Administration (or their designees), and/or any other executive officer as determined by the Board.

“Affiliate” means any corporation, campus or other entity that, directly or indirectly through one or more intermediaries, is owned by the Company.

“Award” shall mean a cash payment made to a Participant pursuant to this Plan.

“Award Notice” means a notice made available by the Company to a Participant which describes the Participant’s bonus opportunity under the Plan for a particular Performance Period and certain other terms and conditions of such bonus opportunity.

“Board” shall mean the Board of Directors of the Company.

“Committee” shall have the meaning ascribed to such term in Section 7.

“Eligible Employee” means any full-time, exempt employee of the Company or of an Affiliate, except as provided otherwise herein. Non-exempt employees, part-time employees, independent contractors, student workers, work-study students, and temporary employees are among those not eligible to participate in this Plan.

“Participant” shall mean any Eligible Employee who is selected to participate in accordance with Section 3 of this Plan.

“Performance Measure” has the meaning ascribed to such term in Section 4(a).

“Performance Period” shall mean any period (which may be shorter or longer than a year) designated as a performance period by the Committee.

Career Education Corporation

Management Annual Bonus Plan

“Performance Target” shall mean the applicable bonus opportunity for a Participant as set forth in the Participant’s Award Notice, which may be based upon the attainment of performance goals as set by the Committee for an applicable Performance Period.

3. Eligibility.

(a) Participation. The Participants in this Plan for any Performance Period shall be Eligible Employees who are designated individually or by class to be Participants for any Performance Period by the Committee.

(b) Campus Organizational Level. To the extent that any one Eligible Employee at a campus is selected to be a Participant in this Plan, all or substantially all employees at that Participant’s particular organizational level (as determined by the Company’s compliance department) at that campus will be included in this Plan. Such organizational level may not consist primarily of employees involved in admissions and financial aid.

(c) Partial Year. If a Participant was not employed in the bonus eligible position for the full year, the Participant’s Award, if earned hereunder, will be prorated accordingly, based on wages earned while in the bonus eligible position, as long as the Participant is employed by the Company or an Affiliate at the end of the Performance Period.

4. Awards.

(a) The Committee shall establish performance goals for each Performance Period. The performance criteria for the performance goals may be based upon any performance criteria selected by the Committee, including, but not limited to, any one or more of the following (each a “Performance Measure”):

(i)	Earnings before or after any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

(ii)	Earnings (either in the aggregate or on a per-share basis);

(iii)	Net income or loss (either in the aggregate or on a per-share basis);

(iv)	Operating profit;

(v)	Growth or rate of growth in cash flow;

(vi)	Cash flow provided by operations (either in the aggregate or on a per-share basis);

(vii)	Free cash flow (either in the aggregate on a per-share basis);

(viii)	Costs;

(ix)	Revenues;

(x)	Reductions in expense levels;

Career Education Corporation

Management Annual Bonus Plan

(xi)	Operating and maintenance cost management and employee productivity;

(xii)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(xiii)	Return measures (including return on assets, equity, or sales);

(xiv)	Growth or rate of growth in return measures;

(xv)	Share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(xvi)	Net economic value;

(xvii)	Economic value added;

(xviii)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, goals relating to acquisitions or divestitures, goals related to employee turnover, and goals relating to compliance;

(xix)	Achievement of business or operational goals such as market share and/or business development;

(xx)	Achievement of diversity objectives;

(xxi)	Results of student satisfaction surveys;

(xxii)	Debt ratings, debt leverage and debt service;

(xxiii)	Safety performance;

(xxiv)	Business unit and site accomplishments;

(xxv)	Achievement of personal goal accomplishments and high performance principles;

(xxvi)	Compliance (Institutional Self Assessments);

(xxvii)	Employee Turnover;

(xxviii)	Student Retention Rates;

(xxix)	Student Graduation Rates;

(xxx)	Student Placement Rates;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, including, but not limited to, losses from discontinued operations, extraordinary gains or losses, litigation or claim judgments or settlements, the cumulative effect of tax or accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b) The Committee shall also establish the Performance Target with respect to a Performance Period. The levels of performance required with respect to Performance Measures

Career Education Corporation

Management Annual Bonus Plan

to achieve such Performance Target may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Participants. The Committee may specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) The payment of an Award shall be subject to achievement of the performance goals, as determined by the Committee, in its sole discretion, following the completion of the Performance Period.

5. Form of Payment. An Award shall be paid in the form of cash in a single lump sum payment.

6. Time of Payment. Unless a timely election is made pursuant to, and subject to, the terms and conditions of the Career Education Corporation Deferred Compensation Plan, an Award payable to a Participant for a Performance Period shall be paid in the calendar year following the calendar year in which the Performance Period ends, but no later than March 15 of the calendar year following the calendar year in which the Performance Period ends. Except to the extent expressly otherwise required by an employment agreement by and between the Participant and the Company, a Participant is not eligible to receive an Award unless he or she is employed with the Company or an Affiliate on the last day of the relevant Performance Period.

7. Plan Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”) or unless such authority is delegated pursuant to Section 7(c).

(b) Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(i)	to determine when, to whom and in what amounts Awards should be granted;

(ii)	to determine the terms and conditions applicable to each Award as documented in each Award Notice;

(iii)	to determine the benefit payable under any Award and to determine whether any performance goals or Performance Measures have been satisfied;

Career Education Corporation

Management Annual Bonus Plan

(iv)	to determine the Performance Period, as applicable;

(v)	to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vi)	to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and award agreement or any other instrument entered into or relating to an Award under the Plan; and

(vii)	to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Participant or any person claiming any rights under the Plan from or through any Participant, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. All determinations of the Committee shall be made by a majority of its members.

(c) The Committee may delegate, to the fullest extent permitted under Delaware General Corporation Law, to the Administrator any or all of the authority of the Committee with respect to the grant of Awards to Participants, other than Participants who are executive officers. To the extent any such delegation is made, for purposes of the Plan, the Administrator shall be referred to as the Committee.

8. Miscellaneous.

(a) Modification or Termination of Plan. The Committee may modify or terminate the Plan at any time and for any reason, effective at such date as the Committee may determine, without the approval of the stockholders of the Company. Without limiting the foregoing, the Committee reserves the right to adjust Performance Measures, Performance Targets, Targeted Operating Income, Awards, the Base Bonus Pool, the Bonus Pool Ratio or any other bonus related classification or determination for any and all Participants for any reason, including if, in the Committee’s sole discretion, any unforeseen or unplanned event results in a positive or negative impact to the Company’s performance during the Performance Period or overall financial position. All such modifications or terminations to the Plan shall be binding on all Participants.

Career Education Corporation

Management Annual Bonus Plan

(b) Effective Date. The Plan shall be effective as of January 1, 2008.

(c) Withholdings. The Company shall deduct from any payment made under the Plan any federal, state or local income or other taxes or withholdings required by law or designated by the Participant to be withheld with respect to such payment.

(d) Employment At-Will. The establishment of a Performance Target or the granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s right to terminate the employment of such Participant. By participating in this Plan, the Participant agrees that his or her employment remains “at will”, unless the Participant has entered into an employment agreement with the Company or an Affiliate, and the Participant or the Company or its Affiliates, as the case may be, may terminate the employment relationship at any time for any lawful reason, with or without notice.

(e) Prior Plans. This Plan supersedes all prior bonus plans applicable to Participants. The provisions of any prior commission and bonus plans not specifically addressed in this Plan shall no longer operate nor be considered part of the Plan unless otherwise specified in an agreement between the Company and a Participant.

(f) Other Plans. Participants in this Plan may not participate in any other Company commission or bonus plan unless approved in writing by the Chief Executive Officer or Executive Vice President/Chief Financial Officer.

(g) Severability. If any of the provisions of this Plan shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Plan invalid or unenforceable. In such event, the provisions of the Plan so affected shall be modified and/or restricted only to the extent necessary to bring them within legal requirements, and the remainder of the Plan and the affected/modified provisions shall be construed and enforced accordingly.

(h) Governing Law. The terms and conditions of this Plan shall be governed by Illinois law, excluding its choice of law principles and the choice of law principles of any other jurisdiction. Any dispute, claim or controversy arising out of or relating to this Plan or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Plan to arbitrate, shall be settled by arbitration in a location convenient to the Participant, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered in such arbitration may be entered in any court having jurisdiction. The arbitration shall be conducted before a single arbitrator selected by the Company and the Participant. If the Company and the Participant cannot agree on the

Career Education Corporation

Management Annual Bonus Plan

appointment of an arbitrator, one shall be appointed by the Company and one by the Participant, and a third appointed by the other two arbitrators. The arbitrator(s) shall have the power to determine any and all such claims, to issue any and all appropriate relief, including but not limited to injunctive relief (temporary and/or permanent) and to award attorney’s fees and costs to the prevailing party in its discretion.

(i) Compliance With Law. The Committee may, at its sole discretion, suspend, defer or cancel bonus payments if it determines conditions exist which in whole, or for selected Participant groups, would violate any governmental regulation or any ethical considerations, including but not limited to the federal incentive compensation rules and regulations and policies and procedures required by the federal Sarbanes-Oxley Act.

(j) Right to Receive Payment. Any payment made pursuant to the terms of the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(k) No Uniform Treatment. No person shall have any claim to an Award under the Plan, and there is no obligation of uniformity of treatment of Participants under the Plan.

(l) No Alienation. Awards under the Plan may not be assigned or alienated.

(m) No Guarantee of Employment. The establishment of a Performance Target or the granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s right to terminate the employment of such Participant.

(n) Prorated Bonus.

(i) A person who becomes an Eligible Employee during a Performance Period may be designated as a Participant and become eligible to receive a prorated bonus Award as set forth in an Award Notice.

(ii) Except as otherwise provided by law, if a Participant is on a leave of absence, Family Medical Leave Act or other type of approved leave, for greater than four (4) weeks during the Performance Period, the Participant will receive a prorated amount for the time he or she worked in that position during the Performance Period.

(iii) If at any time during the Performance Period a Participant transfers as an Eligible Employee from one Affiliate to an Eligible Employee position at another Affiliate, he or she may be eligible to receive a prorated bonus amount (if earned), calculated in accordance with the terms of the Plan and applicable Award Notice, for the time he or she was employed at each Affiliate.